UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2025

MDWerks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56299	33-1095411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Walnut Street, Suite 20125 Green Cove Springs, FL	32043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 501-0019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2025, MDWerks, Inc., (the “Company”)’s wholly owned subsidiary, Two Trees Beverage Company, a Delaware corporation (the “Buyer”), and Brown Water Bourbon Xchange, LLC, a Kentucky Limited Liability Company (the “Seller”) (collectively the “Parties”) entered into an Asset Purchase Agreement (the “Agreement”). According to the terms of the Agreement, the Seller sold to Buyer 680 barrels of whiskey in exchange for 5,000,000 restricted shares of Common Stock of the Company (the “Shares”). On the same day, the Buyer and Seller closed the transaction.

Item 2.01, Completion of Acquisition or Disposition of Assets.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the acquisition of 680 barrels of whiskey pursuant to the Agreement, entered into by the Buyer and Seller on January 27, 2025, is incorporated by reference herein. The Parties bear no relationship to one another for reporting purposes under this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of the Company is incorporated by reference herein. The shares to be offered and sold in connection with the Agreement, entered into by the Buyer and Seller on January 27, 2025, and have not been registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDwerks, Inc.

Date:	January 29, 2025	By:	/s/ Steven C. Laker
		Name:	Steven C. Laker
		Title:	Chief Executive Officer